                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        CROWN CASTLE INTERNATIONAL CORP.
                     (HEREINAFTER CALLED THE "CORPORATION")
                                              -----------

                                 [    ], 1998


                                   ARTICLE I

                              Offices and Records
                              -------------------

          SECTION 1.01.  Delaware Office.  The principal office of the
                         ----------------
Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle.

          SECTION 1.02.  Other Offices.  The Corporation may have such other
                         --------------
offices, within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board") may designate or as the business of the
                      -----
Corporation may from time to time require.


                                   ARTICLE II

                                  Stockholders
                                  ------------

          SECTION 2.01.  Annual Meeting.  The annual meeting of the stockholders
                         ---------------
(the "Stockholders") of the Corporation shall be held at such date, place and
      ------------
time as may be fixed by resolution of the Board.

          SECTION 2.02.  Special Meeting.  Subject to Section 2.07(b)(ii) hereof
                         ----------------
and subject to the rights of the holders of any series of preferred stock of the Corporation (the "Preferred Stock") with respect to special meetings of the
                  ---------------
holders thereof, special meetings of the Stockholders may be called at any time only by the Secretary of the Corporation (the "Secretary") at the direction of
                                               ---------
the Board pursuant to a resolution adopted by the Board.

          SECTION 2.03.  Place of Meeting.  The Board may designate the place of
                         -----------------
meeting for any meeting of the Stockholders. If no designation is made by the Board, the place of meeting shall be 510 Bering Street, Suite 500, Houston, Texas 77057.

          SECTION 2.04.  Notice of Meeting.  Unless otherwise provided by
                         ------------------
applicable law, written or printed notice, stating the place, day and hour of the meeting and, in the case of special meetings, the purpose or purposes for which such special meeting is called, shall be prepared and delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, either personally, or by mail, to each Stockholder of record entitled to vote at such meeting. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Any previously scheduled meeting of the Stockholders may be postponed, and (unless the Restated Certificate of Incorporation, as amended from time to time (the "Charter") otherwise provides) any special meeting of the Stockholders may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of Stockholders.

          SECTION 2.05.  Quorum and Adjournment.  Except as otherwise provided
                         -----------------------
by law or by the Charter, the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in a general vote of Stockholders of the Corporation as a single class with shares of Common Stock of the Corporation (the "Voting Stock"), represented in person or by
                               ------------
proxy, shall constitute a quorum at a meeting of Stockholders; provided,
                                                               --------
however, that (i) in the election of Directors, the holders of a majority of the
-------
voting power of the outstanding shares of the Corporation entitled to vote generally in the election of Directors, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders and (ii) when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business. The Chairman of the Board (the "Chairman") or the holders of a majority of the voting power of the
            --------
shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or, in the case of specified business to be voted on by a class or series, the Chairman of the Board or the holders of a majority of the voting power of the shares of such class or series so represented may adjourn the meeting with respect to such specified business).
No notice of the time and place of adjourned meetings need be given except as required by law. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

          SECTION 2.06.  Proxies.  At all meetings of Stockholders, a
                         --------
Stockholder may vote by proxy as may be permitted by law; provided that no proxy
                                                          --------
shall be exit voted after three years from its date, unless the proxy provides for a longer period. Any proxy to be used at a meeting of Stockholders must be filed with the Secretary or his representative at or before the time of the meeting.

          SECTION 2.07.  Notice of Stockholder Business and Nominations.
                         -----------------------------------------------

          (a)  Annual Meetings of Stockholders. (i)  Nominations of persons for
               --------------------------------
election to the Board and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders (A) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.04 of these Amended and Restated By-laws, as amended from time to time (the "By-laws"), (B)
                                                                 -------
by or at the direction of the Chairman or (C) by any Stockholder who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (ii) and (iii) of this Section 2.07(a) and who was a Stockholder of record at the time such notice is delivered to the Secretary.

          (ii) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause (i)(C) of this Section 2.07(a), the Stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for Stockholder action. To be timely, a Stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that with respect to the annual meeting to be held
         --------  -------
in 1999, the anniversary date shall be deemed to be April 1, 1999; provided
                                                                   --------
further that in the event that the date of the annual meeting is advanced by
-------
more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which Public Announcement of the date of such meeting is first made. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a Stockholder's notice as described in this Section 2.07(a). Such Stockholder's notice shall set forth (A) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule
                                                      ------------
14a-11 thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(1) the name and address of such Stockholder, as they appear on the Corporation's books, and of such beneficial owner, (2) the class and number of shares of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner and (3) whether the Stockholder or beneficial owner intends or is part of a group which intends to solicit proxies from other Stockholders in support of such nomination or proposal.

          (iii) Notwithstanding anything in the second sentence of clause (ii) of this Section 2.07(a) to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no Public Announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a Stockholder's notice required by this Section 2.07(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

          (b)  Special Meetings of Stockholders. (i)  Only such business shall
               ---------------------------------
be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to
Section 2.04 of these By-laws. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (A) by or at the direction of the Board or (B) by any Stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.07(b) and who is a Stockholder of record at the time such notice is delivered to the Secretary. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors to the Board, any such Stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation's Notice of Meeting, if the Stockholder's notice as required by clause (ii) of Section 2.07(a) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Stockholder's notice as described above.

          (ii) Notwithstanding the foregoing clause (i), a special meeting of the holders of shares of Class A Common Stock may be called with respect to action upon which the holders of Class A Common Stock are entitled to vote as a separate class (A) by or at the direction of the Board or (B) by any holder of record of shares of Class A Common Stock upon reasonable notice to the Secretary, and any action to be taken at such meeting may be effected by written ballot.

          (c)  General. (i)  Only persons who are nominated in accordance with
               --------
the procedures set forth in paragraphs (a) or (b) of this By-law shall be eligible to be elected as Directors at a meeting of Stockholders and only such business shall be conducted at a meeting of Stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 2.07. Except as otherwise provided by law, the Charter or these By-laws, the Chairman shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.07 and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposal or nomination shall be disregarded.

          (ii)  For purposes of these By-laws, "Public Announcement" shall mean
                                                -------------------
disclosure in a press release
reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or any document delivered to all Stockholders (including without limitation any quarterly income statement).

          (iii) Notwithstanding the foregoing provisions of these By-laws, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.07. Nothing in these By-laws shall be deemed to affect any rights of Stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

          SECTION 2.08.  Procedure for Election of Directors; Voting.  The
                         --------------------------------------------
election of Directors submitted to Stockholders at any meeting shall be decided by a plurality of the votes cast thereon. Except as otherwise provided by applicable law, rule or regulation, the Charter or these By-laws, all matters other than the election of Directors submitted to the Stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, and where a separate vote by class is required, a majority of the voting power of the shares of that class present in person or represented by proxy at the meeting and entitled to vote thereon.

          The vote on any matter, including the election of Directors, shall be by written ballot. Each ballot shall be signed by the Stockholder voting, or by such Stockholder's proxy, and shall state the number of shares voted.

          SECTION 2.09.  Inspectors of Elections; Opening and Closing the Polls.
                         -------------------------------------------------------
(a) To the extent required by applicable law, the Board by resolution shall appoint one or more inspectors, which inspector or inspectors may not be Directors, officers or employees of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. To the extent required by applicable law, if no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of Stockholders, the Chairman shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.

          (b) The Chairman shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at the meeting.


                                  ARTICLE III

                                     Board
                                     -----

          SECTION 3.01.  General Powers.  The business and affairs of the
                         ---------------
Corporation shall be managed by or under the direction of the Board. In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Charter or by these By-laws required to be exercised or done by the Stockholders.

          SECTION 3.02.  Number, Tenure and Qualifications. Subject to Article
                         ----------------------------------
VI of these By-laws and to the rights of the holders of any series of Preferred Stock, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board (provided that such resolution shall be deemed to be an amendment for proposes of the Governance Agreement), and shall initially consist of twelve Directors, two of which Directors shall, for so long as provided pursuant to the terms of such Class A Common Stock set forth in the Charter, be elected by the holders of shares of Class A Common Stock outstanding, voting together as a single class, in accordance with the terms of the Charter. However, no decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

          SECTION 3.03.  Regular Meetings.  A regular meeting of the Board shall
                         -----------------
be held without other notice than this Section 3.03 immediately after, and at the same place as, each annual meeting of Stockholders. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution. Unless otherwise determined by the Board, the Secretary shall act as secretary at all regular meetings of the Board and in the Secretary's absence a temporary secretary shall be appointed by the chairman of the meeting.

          SECTION 3.04.  Special Meetings.  Special meetings of the Board shall
                         -----------------
be called at the request of the Chairman and the President, acting together, or a majority of the Board. The person or persons authorized to call special meetings of the Board may fix the place and time of the meetings. Unless otherwise determined by the Board, the Secretary shall act as secretary at all special meetings of the Board and in the Secretary's absence a temporary secretary shall be appointed by the chairman of the meeting.

          SECTION 3.05.  Notice.  Notice of any special meeting shall be mailed
                         -------
to each Director at his business or residence not later than five days before the day on which such meeting is to be held or shall be sent to either of such places by telegraph or facsimile or other electronic transmission, or be communicated to each Director personally or by telephone, not later than two days before such day of meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these By-laws as provided pursuant to Section 9.01 hereof. A meeting may be held at any time without notice if all the Directors are present (except as otherwise provided by law) or if those present waive notice of the meeting in accordance with Section 7.04 hereof, either before or after such meeting.

          SECTION 3.06.  Action Without Meeting.  Any action required or
                         -----------------------
permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the records of the proceedings of the Board or such committee.

          SECTION 3.07.  Conference Telephone Meetings.  Members of the Board,
                         ------------------------------
or any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          SECTION 3.08.  Quorum.  At all meetings of the Board or any committee,
                         -------
a majority of the Entire Board (as defined in Section 3.09(a)) or the entire committee (assuming no vacancies or unfilled newly-created committee memberships), as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the Directors or members, as the case may be, present at any meeting at which there is a quorum shall be the act of the

Board or such committee, as the case may be, except as otherwise provided in the General Corporation Law of the State of Delaware, the Charter or these By-laws. If a quorum shall not be present at any meeting of the Board or any committee, a majority of the Directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting.

          SECTION 3.09.  Committees.  (a)  The Corporation shall have four
                         -----------
standing committees: the executive committee, the nominating committee, the audit committee and the compensation committee. The executive committee shall have those powers and authority as are delegated to it from time to time pursuant to a resolution passed by a two-thirds vote of the total number of Directors which the Corporation would have if there were no vacancies or unfilled newly-created directorships (the "Entire Board").
                                           ------------

          (b) The nominating committee shall have the following powers and authority: (i) evaluating and recommending Director candidates to the Board (other than Directors to be elected by the holders of the Class A Common Stock),
(ii) assessing Board performance not less frequently than every three years,
(iii) recommending Director compensation and benefits philosophy for the Corporation, (iv) reviewing individual Director performance as issues arise and
(v) periodically reviewing the Corporation's corporate governance profile.

          (c) The audit committee shall have the following powers and authority: (i) employing independent public accountants to audit the books of account, accounting procedures, and financial statements of the Corporation and to perform such other duties from time to time as the audit committee may prescribe, (ii) receiving the reports and comments of the Corporation's internal auditors, if any, and of the independent public accountants of the Corporation and to take such action with respect thereto as the audit committee may deem appropriate, (iii) requesting the Corporation's consolidated subsidiaries and affiliated companies to employ independent public accountants to audit their respective books of account, accounting procedures, and financial statements,
(iv) requesting the independent public accountants to furnish to the compensation committee the certifications required under any present or future stock option, incentive compensation or employee benefit plan of the Corporation, (v) reviewing the adequacy of internal financial controls, and (vi) reviewing the accounting principles employed in financial reporting. None of the members of the audit committee shall be an officer or full-time employee of the Corporation or of any Subsidiary (as hereinafter defined) of the Corporation.

          (d) The compensation committee shall have the following powers and authority: (i) determining and fixing the compensation for all senior officers of the Corporation and those of its Subsidiaries that the compensation committee shall from time to time consider appropriate, as well as all employees of the Corporation and its Subsidiaries compensated at a rate in excess of such amount per annum as may be fixed or determined from time to time by the Board, (ii) performing the duties of the committees of the Board provided for in any present or future stock option, incentive compensation or employee benefit plan of the Corporation and (iii) reviewing the operations of and policies pertaining to any present or future stock option, incentive compensation or employee benefit plan of the Corporation or any Subsidiary that the compensation committee shall from time to time consider appropriate.

          (e) In addition, the Board may, by resolution passed by a two-thirds vote of the Entire Board, designate one or more additional committees, with each such committee consisting of one or more Directors of the Corporation and having such powers and authority as the Board shall designate by such resolutions.

          (f) Any modification to the powers and authority of any committee shall require the adoption of a resolution by a two-thirds vote of the Entire Board.

          (g) All acts done by any committee within the scope of its powers and authority pursuant to these By-laws and the resolutions adopted by the Board in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board. The Secretary or any Assistant Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

          (h) Regular meetings of committees shall be held at such times as such is determined by resolution of the Board or the committee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee shall be called by resolution of the Board, or by the Secretary or an Assistant Secretary upon the request of the chairman or a majority of the members of any committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 3.05 of these By-laws.

          SECTION 3.10.  Committee Members.  (a)  Each member of any committee
                         ------------------
of the Board shall hold office until such member's successor is elected and has qualified, unless such member sooner dies, resigns or is removed. The number of Directors which shall constitute any committee shall be determined by resolution adopted by a two-thirds vote of the Entire Board.

          (b) The Board may remove a Director from a committee or change the chairmanship of a committee only by resolution adopted by a two-thirds vote of the Entire Board.

          (c) The Board may designate one or more Directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise; provided that any such designation may only be amended by a two-thirds vote of
--------
the Entire Board.

          SECTION 3.11.  Committee Secretary.  The Board may elect a secretary
                         --------------------
of any such committee. If the Board does not elect such a secretary, the committee shall do so. The secretary of any committee need not be a member of the committee, but shall be selected from a member of the staff of the office of the Secretary, unless otherwise provided by the Board or the committee, as applicable.

          SECTION 3.12.  Compensation.  The Directors may be paid their
                         -------------
expenses, if any, of attendance at each meeting of the Board and may be paid compensation as Director or chairman of any committee and for attendance at each meeting of the Board. Members of special or standing committees may be allowed like compensation and payment of expenses for attending committee meetings.


                                   ARTICLE IV

                                    Officers
                                    --------

          SECTION 4.01.  General.  The officers of the Corporation shall be
                         --------
elected by the Board and shall consist of: a Chairman of the Board; a Chief Executive Officer; a President; a Chief Financial Officer; one or more Executive Vice Presidents; one or more Vice Presidents; a Secretary; one or more Assistant Secretaries; a Treasurer; a

Controller; and such other officers as in the judgment of the Board may be necessary or desirable. All officers chosen by the Board shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board or any committee thereof. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Charter or these By-laws. The officers of the Corporation need not be Stockholders or Directors of the Corporation.

          SECTION 4.02.  Election and Term of Office.  The elected officers of
                         ----------------------------
the Corporation shall be elected annually by the Board at the regular meeting of the Board held after each annual meeting of the Stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or be removed.

          SECTION 4.03.  Chairman of the Board.  The Chairman shall be a member
                         ----------------------
of the Board and shall be an officer of the Corporation.   The Chairman, if
present, shall preside at all meetings of the Board and at all meetings of Stockholders.

          SECTION 4.04.  Chief Executive Officer.  The Chief Executive Officer
                         ------------------------
shall supervise, coordinate and manage the Corporation's business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board.

          SECTION 4.05.  President.  The President shall be an officer of the
                         ----------
Corporation. The President shall supervise, coordinate and manage the Corporation's business and activities and supervise, coordinate and manage its operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the President of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board and the Chairman and Chief Executive Officer.

          SECTION 4.06.  Chief Financial Officer.  The Chief Financial Officer
                         ------------------------
shall have responsibility for the financial affairs of the Corporation. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board or these By-laws, all in accordance with basic policies as established by and subject to the oversight of the Board, the Chairman, the Chief Executive Officer and the President.

          Section 4.07.  Vice President.  The Vice President, or Vice
                         ---------------
Presidents, if any shall be appointed, shall have such duties as the Board of Directors, the President or the By-Laws may from time to time prescribe.

          Section 4.08.  Treasurer.  The Treasurer shall have the custody of the
                         ----------
Corporation's funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, or the President, taking proper vouchers for such disbursements.

          Section 4.09.  Secretary.  The Secretary shall give, or cause to be
                         ----------
given, notice of all meetings of Stockholders and Directors and all other notices required by law or by these By-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, the Directors or Stockholders, upon whose request the meeting is called as provided in these By-laws. He shall record all the proceedings of the meetings of the Board, any committees thereof and the Stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board or the President, and attest the same.

          Section 4.10.  Assistant Treasurers and Assistant Secretaries.
                         -----------------------------------------------
Assistant Treasurers and Assistant Secretaries, if any shall be appointed, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board or the President.

          SECTION 4.11.  Vacancies.  A newly created office and a vacancy in any
                         ----------
office because of death, resignation, or removal may be filled only by the Board for the unexpired portion of the term of any such office.

                                   ARTICLE V

                        Stock Certificates and Transfers
                        --------------------------------

          SECTION 5.01.  Stock Certificates and Transfers.  (a)  The interest of
                         ---------------------------------
each Stockholder shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board may provide by resolution or resolutions that
           --------
all or some of all classes or series of the stock of the Corporation shall be represented by uncertificated shares. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares, if any, shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman, or the President or any other authorized officer and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock, if any, and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

          (b) The certificates of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          (c) The shares of the stock of the Corporation represented by certificates shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, upon surrender for cancelation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the General Corporation Law of the State of Delaware or, unless otherwise provided by the General Corporation Law of the State of Delaware, a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          SECTION 5.02.  Lost, Stolen or Destroyed Certificates.  No certificate
                         ---------------------------------------
for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or its designee may in its or his discretion require.


                                   ARTICLE VI

                                Other Agreements
                                ----------------

          Notwithstanding any other provision of these By-laws, to the extent any provision of (a) the Stockholders Agreement (the "Stockholders Agreement"),
dated [     ], 1998, among the Corporation and certain Stockholders of the
Corporation (attached hereto as Appendix A) or (b) the Governance Agreement (the
"Governance Agreement"), dated [   ], 1998, among the Corporation, TeleDiffusion
de France International S.A. and Digital Future Investments B.V. (attached hereto as Appendix B), conflict with, modify or alter any provision of these By-laws, such provision of the Stockholders Agreement or of the Governance Agreement shall control and be deemed incorporated as part of these By-laws.


                                  ARTICLE VII

                            Miscellaneous Provisions
                            ------------------------

          SECTION 7.01.  Fiscal Year.  The fiscal year of the Corporation shall
                         ------------
be as specified by the Board.

          SECTION 7.02.  Dividends.  The Board may from time to time declare,
                         ----------
and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Charter.

          SECTION 7.03.  Seal.  The corporate seal shall have thereon the name
                         -----
of the Corporation and shall be in such form as may be approved from time to time by the Board.

          SECTION 7.04.  Waiver of Notice.  Whenever any notice is required to
                         -----------------
be given to any Stockholder or Director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Stockholders or any meeting of the Board or committee thereof need be specified in any waiver of notice of such meeting.

          SECTION 7.05.  Audits.  The accounts, books and records of the
                         -------
Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the audit committee, and it shall be the duty of the audit committee to cause such audit to be made annually.

          SECTION 7.06.  Resignations.  Any Director or any officer, whether
                         -------------
elected or appointed, may resign at any time upon notice of such resignation to the Corporation.

          SECTION 7.07.  Indemnification and Insurance.  (a)  Each person who
                         ------------------------------
was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she or a person of whom he or
 ----------
she is the legal representative is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however,
                                                           --------  -------
that the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board or is a Proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Section 7.07. The Corporation shall pay the expenses incurred by any person described in the first sentence of this Section 7.07(a) in defending any such Proceeding in advance of its final disposition upon, to the extent such an undertaking is required by applicable law, receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 7.07 or otherwise.

          (b) The indemnification and the advancement of expenses incurred in defending a Proceeding prior to its final disposition provided by, or granted pursuant to, this Section 7.07 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, other provision of these By-laws, vote of Stockholders or Disinterested Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 7.07, nor to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.

          (c) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a Director, officer, partner, member, employee or agent of the Corporation or a Subsidiary or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          (d) The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a Director or officer) of the Corporation or a Subsidiary and to any person who is or was serving at the request of the Corporation or a Subsidiary as a Director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation or a Subsidiary, to the fullest extent of the provisions of this
Section 7.07 with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

          (e) If any provision or provisions of this Section 7.07 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, the legality and enforceability of the remaining provisions of this
Section 7.07 (including, without limitation, each portion of any paragraph or clause of this Section 7.07 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Section 7.07 (including, without limitation, each such portion of any paragraph of this Section 7.07 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          (f)  For purposes of these By-laws (including this Section 6.07):

          (1)  "Disinterested Director" means a Director of the Corporation who
                ----------------------
     is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

          (2)  "Subsidiary" means a corporation, a majority of the capital stock
                ----------
     of which is owned directly or indirectly by the Corporation, other than Directors' qualifying shares, if any.

          (g) Any notice, request, or other communication required or permitted to be given to the Corporation under this Section 7.07 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

                                  ARTICLE VIII

                            Contracts, Proxies, Etc.
                            ------------------------

          SECTION 8.01.  Contracts.  Except as otherwise required by law, the
                         ----------
Charter or these By-laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Subject to the control and direction of the Board, the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, Treasurer, Vice-President and any Assistant Treasurer or Assistant Secretary may enter into, execute, deliver and amend bonds, promissory notes, contracts, agreements, deeds, leases, guarantees, loans, commitments, obligations, liabilities and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board, such officers of the Corporation may delegate such powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

          SECTION 8.02.  Proxies.  Unless otherwise provided by resolution
                         --------
adopted by the Board, the Chairman of the Board or the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or entity, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE IX

                                   Amendments
                                   ----------

          SECTION 9.01.  Amendments.  These By-laws may be altered, amended or
                         -----------
repealed, in whole or in part, or new Amended and Restated By-laws may be adopted by the Stockholders or by the Board at any meeting thereof; provided,
                                                                    --------
however, that notice of such alteration, amendment, repeal or adoption of new
-------
Amended and Restated By-laws is contained in the notice of such meeting of Stockholders or in the notice of such meeting of the Board and, in the latter case, such notice is given not less than 24 hours prior to the meeting. Unless a higher percentage is required by the Charter as to any matter which is the subject of these By-laws, all such amendments must be approved by either the holders of 80% of the voting power of the then outstanding Voting Stock or by the Board; provided that, notwithstanding the foregoing, the Board may alter,
           -------------
amend or repeal, or adopt new By-laws in conflict with, (i) any provision of these By-laws which requires a two-thirds vote of the Entire Board for action to be taken thereunder, (ii) Article VI of these By-laws and (iii) this proviso to this Section 9.01 of these By-laws only by a resolution adopted by a two-thirds vote of the Entire Board; provided, further, that any such amendment to Article
                          --------  -------
VI hereof pursuant to the foregoing clause (ii) shall require the approval of a majority of the holders of the Class A Common Stock then outstanding. Notwithstanding the foregoing, no amendment to these By-laws which adversely affects the rights of the holders of the Class A Common Stock may be effected without the approval of the holders of a majority of the Class A Common Stock.